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                                   Exhibit 11

                 FRONTIER NATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and six-month periods ended June 30, 2000 and 1999. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the 3-for-2 stock split as discussed in the notes to consolidated financial statements.



                                     Three Months Ended June 30      Six Months Ended June 30
                                     --------------------------      -------------------------
                                         2000           1999             2000          1999
                                     ----------      ----------      ----------     ----------

Basic Earnings Per Share:
 Net income......................... $  757,173      $  612,768      $1,441,194     $1,191,204
                                     ==========      ==========      ==========     ==========

 Earnings on common shares.......... $  757,173      $  612,768      $1,441,194     $1,191,204
                                     ==========      ==========      ==========     ==========

 Weighted average common shares
  outstanding - basic...............  3,416,224       3,468,368       3,415,985      3,470,786
                                     ==========      ==========      ==========     ==========

 Basic earnings per common share.... $      .22      $      .18      $      .42     $      .34
                                     ==========      ==========      ==========     ==========

Diluted Earnings Per Share:
 Net income......................... $  757,173      $  612,768      $1,441,194     $1,191,204
                                     ==========      ==========      ==========     ==========

 Weighted average common shares
  outstanding - diluted.............  3,484,789       3,513,429       3,485,960      3,515,847
                                     ==========      ==========      ==========     ==========

 Diluted earnings per common share.. $      .22      $      .17      $      .41     $      .34
                                     ==========      ==========      ==========     ==========


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